UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):   January 31, 2007

THE AMACORE GROUP, INC.
(Exact name of registrant as specified in charter)

DELAWARE	000-27889	59-3206480
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1211 North Westshore Boulevard, Suite 512
Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

(813) 289-5552
(Registrant’s telephone number, including area code)

________________________________________
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to a Preferred Stock Purchase Agreement with VICIS Capital Master Fund (“Vicis”), Vicis has again expanded its investment in The Amacore Group, Inc. (the “Company”) with the purchase of an additional 75 shares of its 6% Series D Mandatory Convertible Preferred Stock, convertible into Class A Common Stock of the Company at a price of $.01 per share and having a maturity date of July 15, 2011. The Preferred Stock Series may be converted into the Company’s Class A common stock at any time after January 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

By:	/s/ Clark A. Marcus
Date: January 31, 2007 Tampa, Florida	Clark A. Marcus President and Chief Executive Officer